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                                                       EXHIBIT 10.56





                                 June 30, 1997

Mr. Barrett Wissman
HW Finance, L.L.C.
1601 Elm Street, Suite 4000
Dallas, Texas  75201

Dear Barrett:

The enclosed Term Sheet outlines a settlement of all currently disputed issues between the parties. If you are in agreement with these settlement terms, please sign in the space below and initial each page of the Term Sheet. We will then immediately proceed to obtain the approval of the NASDAQ. If approved by the NASDAQ, we will then prepare the definitive settlement documents in accordance with the provisions of the Term Sheet.

                                        Sincerely,

                                        /s/ Herman M. Frietsch

                                        Herman M. Frietsch
                                        Chairman and CEO
HMF:jc

INFINITY INVESTORS LIMITED
by:  HW Partners L.P., as Advisor
by: HW Finance L.L.C., General Partner

By:     /s/ BARRETT H. WISSMAN
        ------------------------------------
        Managing Director

SEACREST CAPITAL LIMITED
by:  Sandera Capital Management, L.P.
by: Sandera Capital L.L.C., General Partner

By:     /s/ CLARK K. HUNT
        ------------------------------------
        Managing Director

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TERM SHEET FOR SETTLEMENT OF DISPUTES RELATING TO INTELECT COMMUNICATIONS
SYSTEMS LIMITED (THE "COMPANY") 7% CONVERTIBLE DEBENTURES DUE OCTOBER 15, 1998 (THE "EXISTING DEBENTURES")

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Holders:                                       Infinity Investors Limited ("Infinity")
                                               Seacrest Capital Limited ("Seacrest")

Conversion of Existing Debentures:             All conversions delivered through May 6th, 1997 and  conversions in respect of 20,583 shares of  the Company's common stock  (the
                                               "Common  Stock")  (on behalf  of Infinity)  and 2,287  shares of
                                               Common Stock  (on  behalf of  Seacrest)  of  the May  7th,  1997
                                               conversions  will  be  honored  at   conversion  prices  therein
                                               stated.   The balance of the  May 7th conversion  notice and the
                                               entire  amount of the  May 8th,  1997 conversion  notice will be converted at $2.00 per share.  Such shares of Common Stock  will
                                               bear  a  restrictive  legend  unless  eligible  for  resale   as
                                               described immediately below.

Issuance of Unlegended shares of Common        Any  shares  of Common  Stock issued  in respect  of conversions
Stock:                                         delivered to the  Company through May 1st, 1997, and conversions in respect  of  18,965 shares  of  Common  Stock (on  behalf  of
                                               Infinity)  and  20,885  shares of  Common  Stock  (on  behalf of
                                               Seacrest)  delivered to the  Company on  May 2nd,  1997, will be issued  without restrictive  legends  upon  receipt of  broker's confirmations per past practice.

Conversion of Balance of Existing Debentures   The  remaining  principal  balance  of  Existing  Debentures  of
for Common Stock:                              approximately  $2,144,000  will  be  immediately  converted  for
                                               Common Stock at a per share conversion price of $5.00.

Resale limitations:                            The  Holders will  be restricted  from publicly  reselling  more than  125,000  shares  of  Common  Stock  (whether  issued  upon conversion of  the Existing Debentures or otherwise held by such holders at the closing)  during any calendar month commencing on the closing date and ending October  31, 1997; thereafter,  such resale  limit shall  be increased  to 250,000  shares of  Common
                                               Stock per month.
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
Registration Rights:                           The Company  will  file  a registration  statement on  Form  S-3 providing for the resale of (1) any shares  of Common Stock then held by  either Seacrest, Infinity  or Zug  Investments and  (2)
                                               any  shares  of  Common Stock  issued  upon  conversion  of  the
                                               Existing  Debentures.   Furthermore, the  Company will  use  its
                                               best  efforts  to  cause  such  registration  statement  to   be
                                               declared effective  the earlier  of September  30,  1997 or  two days following receipt of a "no  review" or similar letter  from the SEC.

Other Terms:                                   Holders will  agree not  to (i)  "solicit" proxies  or become  a
                                               "participant"  in  any "election  contest"  as  such  terms  are defined  in Regulation 14A  under the  1934 Act,  or (ii) assist any other person to acquire or affect control of the Company.

                                               Holders will waive any quarterly interest  payable at June  30,
                                               1997, in connection with the Existing Debentures.

                                               The closing and effectiveness of the restructuring described  in this Term Sheet will be  expressly conditioned upon, among other
                                               things,  satisfactory  evidence   that  the  NASDAQ  shall  have
                                               approved  of, and will  raise no  objection to,  the issuance of any shares of Common Stock, all as described herein.

                                               All  parties will execute  full and  mutual releases  of any and
                                               all  claims  related  to  the  prior  dispute  and  threats   of
                                               litigation.
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